UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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CALLWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CALLWAVE, INC.

136 West Canon Perdido Street, Suite A

Santa Barbara, CA 93101

October 31, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Standard Time, on Friday, December 14, 2007, at CallWave’s headquarters located at 136 W. Canon Perdido Street, Suite A, Santa Barbara, California 93101. The attached notice of annual meeting and proxy statement describe the business that we will conduct at the meeting and provide information about CallWave, Inc., that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. If you hold your shares through a broker, then you also may be able to vote your shares on the Internet or by telephone. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

/s/ JEFFREY CAVINS
JEFFREY CAVINS
President and Chief Executive Officer

CALLWAVE, INC.

136 W. Canon Perdido Street, Suite A

Santa Barbara, CA 93101

October 31, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME: 11:00 a.m., Pacific Standard Time

DATE: December 14, 2007

PLACE: CallWave Headquarters, 136 W. Canon Perdido Street, Suite A, Santa Barbara, California 93101

PURPOSES:

1. To elect seven (7) directors to serve until our 2008 Annual Meeting of Stockholders.

2. To ratify the Audit Committee’s selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending June 30, 2008.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof if you were the record owner of CallWave, Inc. common stock at the close of business on October 19, 2007. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, at the above address.

By Order of the Board of Directors

/s/ DAVID S. TRANDAL
DAVID S. TRANDAL
Secretary

CALLWAVE, INC.

136 W. Canon Perdido Street, Suite A

Santa Barbara, CA 93101

PROXY STATEMENT FOR THE CALLWAVE, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send this Proxy Statement to Me?

We sent this proxy statement and the enclosed proxy card to you because our board of directors is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know in order to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker, then you also may be able to vote your shares either via the Internet or by telephone.

On or about October 31, 2007, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders who owned our common stock at the close of business on October 19, 2007, are entitled to vote at the annual meeting. On this record date, there were 20,941,519 shares of our common stock outstanding. Our common stock is our only class of voting stock. We are also sending along with this proxy statement our fiscal year 2007 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2007.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote in person at the meeting or by signing and mailing your proxy card. If you hold your shares through a broker, you also may be able to vote your shares on the Internet or by telephone. If applicable, detailed instructions for Internet and telephone voting are attached to your proxy.

How Do I Vote by Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote at the annual meeting.

If you properly fill in your proxy card and send it to us in time, then your “proxyholder” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the seven (7) nominated directors; and

•	“FOR” ratification of the selection of Mayer Hoffman McCann P.C. as our independent auditors for our fiscal year ending June 30, 2008.

If any other matter is presented for a vote of the stockholders at the annual meeting, then your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that are expected to be acted upon at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	If applicable, you may vote either via the Internet or by telephone at a later date;

•	You may notify our secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, then we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, then you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on October 19, 2007, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The seven (7) nominees for director who receive the most votes (also known as the “plurality” of votes) will be elected.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditors.

People with Disabilities

If you have a disability, we can provide reasonable assistance to help you participate in the annual meeting if you tell us about your disability and your plan to attend. Please notify the secretary of CallWave in writing at least three (3) days before the annual meeting if you desire such assistance.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted toward the vote total for each proposal, and will have the same effect as “Against” votes. So-called “broker non-votes” will not be counted toward the vote total for any proposal. These rules are further explained in the following paragraphs:

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•

Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the annual meeting, an abstention with respect to Proposal 2 has the same effect as a vote against the Proposal.

•

Broker Non-Votes: If your broker holds your shares in its name, then your broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because it does not have instructions from you or discretionary voting authority on that matter, then this is referred to as a “broker non-vote.” Shares subject to a broker non-vote are considered to be present and represented for purposes of establishing a quorum, but are not considered as “entitled to vote” on any matter for which the broker has not received instructions. Therefore, they will not be counted for purposes of determining the vote required on Proposals 1 and 2 if your broker does not have authority to vote on those matters.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We allow only our inspector of elections to examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mail, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. On the record date, there were 20,941,519 shares outstanding and entitled to vote. Thus, 10,470,760 shares must be represented by stockholders present at the annual meeting in person or by proxy in order for there to be a quorum for the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 11:00 a.m., Pacific Standard Time, on December 14, 2007 at our headquarters, located at 136 W. Canon Perdido, Suite A, Santa Barbara, California 93101. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions) or (2) by phone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, then you also may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending December 31, 2007.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 6, 2008, to our secretary at 136 West Canon Perdido, Suite A, Santa Barbara, California 93101. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, then generally you must do so no later than the close of business on August 5, 2008, and no earlier than the close of business on July 6, 2008. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before August 5, 2008, then our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Mellon Investor Services, by calling their toll free number, 1-800-853-4960.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your shares are registered in your own name, please contact our transfer agent, Mellon Investor Services, and inform them of your request by calling them at 1-800-853-4960 or writing them at 400 South Hope Street, 4th Floor, Los Angeles, California 90071.

•

If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 19, 2007 for (a) the executive officers named in the “Summary Compensation Table” of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than five percent (5%) of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 19, 2007, pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based upon 20,941,519 shares of our common stock outstanding on October 19, 2007. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o CallWave, Inc., 136 W. Canon Perdido Street, Suite A, Santa Barbara, California 93101.

	Shares Issuable Pursuant to Options/Warrants Exercisable Within 60 Days of October 19, 2007	Shares of Common Stock Beneficially Owned
Name and address of Beneficial Owner		Number (1)	Percent
Stockholders owning approximately 5% or more
Insight Venture Associates IV, LLC (2)	—	3,029,996	14.5%
New Millennium Partners, and affiliated entities (3)	—	1,215,091	5.8%
Wheatley Partners, and affiliated entities (4)	—	1,327,264	6.3%
Capital Research and Management Company, and affiliated entities (5)	—	1,348,700	6.4%
David F. Hofstatter (6)	360,000	1,984,682	9.5%
Directors and Executive Officers
Peter V. Sperling (7)	59,394	3,905,025	18.6%
Jerry Murdock (2)	59,394	3,089,390	14.8%
David S. Trandal	48,541	717,658	3.4%
Mark Stubbs	56,250	65,082	0.3%
Colin Kelley	160,892	180,842	0.9%
David A. Giannini	178,665	178,665	0.9%
Jeffrey O. Henley	95,394	95,394	0.5%
Raj Raithatha	16,111	16,111	0.1%
Osmo Hautanen	16,111	16,111	0.1%
Executive officers and directors as a group (11 persons)	835,750	8,412,926	40.2%

(1)	Includes shares issuable pursuant to options/warrants exercisable within 60 days of October 19, 2007.
(2)

Stock ownership is based on Schedule 13G Amendment No. 1 filed with the SEC on February 10, 2006. This report indicates that (i) 2,395,490 shares are held by Insight Venture Partners IV, LP; (ii) 320,256 shares are held by Insight Venture Partners (Cayman Investors ) IV, LP; (iii) 295,217 shares are held by Insight Venture Partners IV Fund B, LP; and (iv) 19,033 shares are held by Insight Venture Partners IV (Fund B), LP (together with Insight Venture Partners IV Fund, LP, Insight Venture Partners (Co-Investors) IV, LP, and Insight Venture Partners IV (Fund B), LP, or the Insight Funds). Insight Ventures Associates IV, LLC is located at 680 Fifth Avenue, New York, New York 10019. Mr. Murdock, a director of our company, may be deemed to beneficially own the shares held by the Insight Funds because he is the designated managing member of Insight Associates, the general partner of the Insight Funds and, therefore, has voting and dispositive power over such shares. The foregoing is not an admission by Insight Associates or Mr. Murdock that such persons are the beneficial owners of the shares held by the Insight Funds. Mr. Murdock disclaims beneficial ownership of the shares and options held by the Insight Funds, except to the extent of his pecuniary interest therein.

(3)	Stock ownership is based on Schedule 13G filed with the SEC on February 14, 2005. This report indicates: (i) 375,000 shares are held by New Millennium Partners–CallWave, LP; (ii) 584,422 shares are held by New Millennium Partners II, LP; and (iii) 255,669 shares are held by New Millennium Partners II (Non-Q), LP. New Millennium Partners is located at 222 Columbus Avenue, Suite 412, San Francisco, California 94133.
(4)	Stock ownership is based on Schedule 13G Amendment No. 1 filed with the SEC on February 6, 2006. This report indicates: (i) 169,999 shares are held by Barry Rubenstein; (ii) 401,971 shares are held by Wheatley Partners III, LP; (iii) 134,579 shares are held by Woodland Venture Fund; (iv) 114,783 shares are held by Wheatley Partners, LP; (v) 121,668 shares are held by Woodland Partners; (vi) 109,579 shares are held by Seneca Ventures; (vii) 87,966 shares are held by Wheatley Associates III, LP; (viii) 85,971 shares are held by Wheatley Foreign Partners III, LP; (ix) 59,912 shares are held by Wheatley Partners II, LP; (x) 31,112 shares are held by Brookwood Partners; and (xi) 9,724 shares are held by Wheatley Foreign Partners, LP. Mr. Rubenstein disclaims beneficial ownership of the shares and warrants held by the affiliated entities listed above, except to the extent of his pecuniary interest therein.
(5)	Stock ownership is based on Schedule 13G filed with the SEC on February 12, 2007. This report indicates 1,348,700 shares are held by American Funds Insurance Series–Global Small Capitalization.
(6)	Mr. Hofstatter was a named executive and a director at June 30, 2007. Effective August 20, 2007, Mr. Hofstatter was terminated and on September 5, 2007, he resigned from the board of directors.
(7)	Includes: 3,037,003 shares held by Peter V. Sperling and 808,628 shares held by the John G. Sperling, 1994 Irrevocable Trust.

MANAGEMENT

The Board of Directors

Our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors currently consists of seven (7) members. On October 19, 2007, our board of directors accepted the recommendation of our Corporate Governance and Nominating Committee and voted to nominate the directors listed below for reelection at the Annual Meeting of Stockholders for a term of one (1) year to serve until our 2008 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and their ages as of October 19, 2007, their offices in the Company, if any, their principal occupations or employment for the past five (5) years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Peter V. Sperling (2) (3)	47	Chairman and Director
Jeffrey Cavins	46	President, Chief Executive Officer, and Director
David S. Trandal	49	Vice President of Operations, Secretary, and Director
Jerry Murdock (2) (3)	49	Director
Raj Raithatha (1) (3)	45	Director
Osmo A. Hautanen (1) (2)	53	Director
Jeffrey O. Henley (1)	62	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee.

Peter V. Sperling is a co-founder and has been our chairman since December 1999. Since 1998, Mr. Sperling has served as senior vice president of Apollo Group, Inc., the parent company of the University of Phoenix. Mr. Sperling also serves on the board of directors of Apollo Group, Inc., and is also the chairman and a founder of Communication Services, Inc., a communications tower developer. Mr. Sperling received a bachelor of arts degree in economics from the University of California, Santa Barbara, and a masters of business administration degree from the University of Phoenix.

Jeffrey Cavins is our current president and chief executive officer, and has been a director since September of 2007. Mr. Cavins has over 19 years of senior-level experience, including executive management and directorship positions with companies such as Loudeye Corporation (NASDAQ: LOUD), Exodus Communications and CSI Digital. He served as president and chief executive officer for Loudeye, and CSI Digital and senior vice president for Exodus Communications. He also spent nearly a decade in the Broadcast Division of Sony Corporation and is currently a member of the board of directors for the Human BioMolecular Research Institute and Jacent Technologies.

David S. Trandal is a co-founder and has served as our vice president of operations, secretary and a director since our inception. Mr. Trandal has also served as president of our wholly-owned subsidiary, Liberty Telecom, LLC, a Competitive Local Exchange Carrier (CLEC), since March 1999. Mr. Trandal has also served as president of CallWave Long Distance, LLC, a wholly-owned Inter-Exchange Carrier (IXC) subsidiary. Mr. Trandal received a bachelor of science degree in engineering from the University of Arizona and a masters of science degree in engineering from Stanford University.

Jerry Murdock has served as a director since February 2004. Since January 1996, Mr. Murdock has been a managing director of Insight Venture Partners and affiliates. Mr. Murdock is a member of the board of directors of Quest Software, an enterprise software company. Mr. Murdock received a bachelor of arts degree in political science from San Diego State University.

Raj Raithatha has served as a director since October , 2006. Mr. Raithatha previously served as chief executive officer of Versatel International NV, a provider of fixed and mobile telephony products. Prior to being named chief executive officer of Vesatel, Mr. Raithatha served as the company’s chief financial officer. Prior to joining Versatel, Mr. Raithatha served as the European chief financial officer for ACC Corporation, a provider of long distance switched and private line telecommunications services. Mr. Raithatha holds a degree in economics and mathematics from the University of Cardiff, Wales, and is a Qualified Chartered Accountant.

Osmo A. Hautanen has served as a director since October, 2006. Mr. Hautanen currently serves as the chief executive officer of Magnolia Broadband, Inc., a semiconductor-design company for the cellular communications industry. Prior to joining Magnolia, Mr. Hautanen served as the chief executive officer of Fenix, LLC, and Formus Communications. Mr. Hautanen is also a member of the board for Axesstel, Inc., Forefront, Inc., and Elandia, Inc. Mr. Hautanen holds a bachelor of science in control engineering from the Technical College of Varkaus (Finland), as well as an master’s degree in business administration in international business from Georgia State University.

Jeffrey O. Henley has served as a director since June 2004. Since January 2004, Mr. Henley has served as chairman of Oracle Corporation, a software company. From May 1991 to July 2004, Mr. Henley served as the chief financial officer and executive vice president of Oracle Corporation. Mr. Henley received a bachelor of arts degree in economics from the University of California, Santa Barbara, and a masters of business administration in finance from the University of California, Los Angeles.

Our board of directors has reviewed the qualifications of each of its members and determined that all members of the Audit Committee, as well as the following named directors, are “independent,” as such term is defined under the listing standards of Nasdaq:

Peter V. Sperling

Jerry Murdock

Raj Raithatha

Osmo A. Hautanen

Jeffrey O. Henley

Compensation of Directors

During the fiscal year ended June 30, 2007, non-employee directors received an annual fee of $25,000, payable in equal quarterly installments, plus a fee of $1,000 for each meeting of the board of directors attended in person, or $500 for each board meeting they attend via teleconference. The chairman of the Audit Committee receives $10,000 in annual cash compensation, the chairman of the Compensation Committee and the chairman of the Corporate Governance and Nominating Committee each receives $5,000 annually. Each non-employee board member will also receive $500 for each committee meeting that member attends. We reimburse our non-employee directors for reasonable and actual travel and lodging expenses of attending in person meetings of the board and of committees. We also grant to each of our non-employee directors an annual nonqualified stock option, vesting over a two-year period, to purchase a number of shares representing one-tenth of one percent, or 0.1%, of our fully-diluted outstanding shares. For the fiscal year ended June 30, 2007, that number represented 24,460 shares of our common stock per director. Finally, we are authorized to compensate our directors at a rate of $2,000 per day for extraordinary consulting services other than attending meetings of the Board or its committees.

Non-Employee Director Compensation for Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter V. Sperling (2)	36,000	—	43,069	—	—	—	79,069
Jerry Murdock (3)	29,500	—	43,069	—	—	—	72,569
Jeffrey O. Henley (4)	33,500	—	43,069	—	—	—	76,569
Raj Raithatha (5)	17,000	—	9,492	—	—	—	26,492
Osmo Hautanen (6)	15,000	—	9,492	—	—	—	24,492

(1)	The amount in this column reflects the expense recognized in our fiscal year 2007 financial statements in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”) related to options granted to members of the Board. CallWave’s stock options are not currently transferable, and the actual value of the stock options that a director may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance that the value realized by the director will be at or near the value estimated by the Black-Scholes pricing model. The inputs used to calculate the fair value of awards under the Black-Scholes pricing model are disclosed in the CallWave’s Form 10-K for the fiscal year ended June 30, 2007, filed on September 12, 2007.
(2)	The aggregate number of option awards outstanding at June 30, 2007 was 64,080.
(3)	The aggregate number of option awards outstanding at June 30, 2007 was 64,080.
(4)	The aggregate number of option awards outstanding at June 30, 2007 was 100,080.
(5)	The aggregate number of option awards outstanding at June 30, 2007 was 24,100.
(6)	The aggregate number of option awards outstanding at June 30, 2007 was 24,100.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2007 there were four (4) meetings of our board of directors, and the various committees of the board met a total of seven (7) times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he served during fiscal 2007. We currently do not have a formal policy regarding director attendance at our Annual Meetings of Stockholders. However, it is expected that a majority of the directors will be in attendance.

Audit Committee. Our Audit Committee currently has three (3) members, Messrs. Raithatha (Chairman), Hautanen, and Henley. The board has determined that all members of our Audit Committee are “independent,” as such term is defined for purposes of Nasdaq’s listing standards. In addition, the board has determined that Mr. Raithatha qualifies as a financial expert under the requirements of the Sarbanes-Oxley Act. The purpose of our Audit Committee is to oversee our accounting, reporting and financial practices, our compliance with legal and regulatory requirements applicable to auditing and the performance of the independent auditors and our Chief Financial Officer. Specific responsibilities of our Audit Committee include:

•	appointing, compensating, and overseeing the work of any independent auditors engaged for the purpose of preparing or issuing an audit report;

•	pre-approving all audit and permissible non-audit services to be provided by the independent auditors;

•	considering the adequacy of our internal accounting controls and audit procedures;

•	pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm, as required by applicable laws;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual proxy statement.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. The Audit Committee held six (6) meetings during fiscal 2007.

Compensation Committee. Our Compensation Committee currently has three (3) members, Messrs. Sperling (Chairman), Hautanen and Murdock. The purpose of our Compensation Committee is to assist our board of directors in determining the compensation of our executive officers, directors and employees. Specific responsibilities of our Compensation Committee include:

•	reviewing and determining the compensation of our chief executive officer;

•	administering our stock incentive and other equity-based plans; and

•	reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement. The committee held one meeting during fiscal 2007.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee has three (3) members, Messrs. Sperling (Chairman), Murdock and Raithatha. The purpose of our Corporate Governance and Nominating Committee is to assist our board of directors by identifying individuals qualified to become members of our board of directors and to develop our corporate governance principals. Specific responsibilities of our Corporate Governance and Nominating Committee include:

•	identifying, evaluating and recommending nominees to our board of directors and committees of our board of directors;

•	conducting searches for appropriate directors;

•	evaluating the performance of our board of directors and of individual directors.

In order to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in our Bylaws, a stockholder must follow the procedures described in “When are stockholder proposals due for next year’s annual meeting?” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, it should submit any pertinent information regarding the candidate to the Committee by mail at 136 W. Canon Perdido Street, Suite A, Santa Barbara, CA 93101. The Committee did not hold any formal meeting during fiscal 2007. The committee did take action after the end of the fiscal year to make recommendations to the board for the nomination of directors for election at the Annual Meeting of Stockholders.

A copy of the Corporate Governance and Nominating Committee’s written charter is publicly available on the Company’s website at www.callwave.com .

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our chief financial officer at 805-690-4000. Any stockholder who wishes to address questions regarding our business directly with our board of directors, any board committee or any individual director, should direct such questions or other communications in writing to the chief financial officer, CallWave, Inc., 136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with all executive officers.

Name	Age	Position with the Company
Mark Stubbs	36	Chief Financial Officer
Colin Kelley	42	Chief Technology Officer
David A. Giannini	42	Vice President of Engineering
Joshua Fraser	35	Vice President of Business Development

Mark Stubbs was appointed to serve as chief financial officer of the Company effective June 5, 2006. Prior to joining CallWave, Mr. Stubbs served as vice president and chief financial officer at Sound ID, a privately-held consumer technology company. Prior to joining Sound ID, Mr. Stubbs was with Somera Communications (Nasdaq: SMRA), a leading global provider of telecommunications services and equipment. At Somera, Mr. Stubbs held numerous senior management positions including director of global finance, vice president and managing director of the EMEA (Europe, Middle East & Africa) region and vice president of Supply Chain Management. Mr. Stubbs has also held financial positions at Kinko’s, a leading global provider of document solutions. Mr. Stubbs is also a certified public accountant and received both his bachelor’s degree in finance and master’s degree in business administration from California Polytechnic State University, San Luis Obispo.

Colin D. Kelley has served as our chief technology officer since December 2000. From March 2000 to November 2000, Mr. Kelley also served as our engineering director. Prior to joining us, Mr. Kelley served as staff scientist for Unisys/Pulsepoint, a communications technology company, from January 1996 to March 2000. Mr. Kelley received a bachelor of science degree in electrical engineering and computer science from Villanova University.

David A. Giannini has served as our vice president of engineering since December 2000. From April 2000 to December 2000, Mr. Giannini also held the position of engineering director. From June 1986 to April 2000, Mr. Giannini served as technical manager for Digital Sound Company, a digital signal processing technology company. Mr. Giannini received a bachelor of science degree and a masters of science degree, both in computer science, from the University of California, Santa Barbara.

Joshua Fraser is Vice President, Business Development at CallWave and is responsible for bringing innovative “on demand” personal communication solutions to service providers. Prior to joining CallWave in April, 2004, Mr. Fraser was with Student Advantage, Inc., a marketing and transaction services provider to higher education and operator of the nation’s largest student membership program. Mr. Fraser held a number of senior management positions at Student Advantage including VP, Business Development and General Manager. Prior to Student Advantage, Mr. Fraser held Business Development and Financial Planning roles at ESPN.com. Mr. Fraser started his career with Coopers & Lybrand’s Financial Advisory Services as an Analyst. Mr. Fraser graduated from Villanova University with a degree in Finance.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Policy

The objectives of our executive compensation program are to:

•	provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	support the achievement of desired Company performance; and

•

align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

Our executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) semi-annual discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with us to attract and retain employees.

Methodologies for Establishing Compensation

When determining the appropriate compensation levels for our chief executive officer, the Committee meets outside the presence of all of our executive officers. With respect to the compensation levels of all other named executives, the Committee meets outside the presence of all executive officers except our chief executive officer. Our chief executive officer annually reviews the performance of each named executive, other than himself, with the Committee. The non-employee director-members of the Committee meet in executive session to review the performance of our chief executive officer.

With the input of our human resources department and our compensation consultants, the chief executive officer makes recommendations to the Committee regarding base salary levels, target incentive awards, long-term incentive awards and performance goals. In conjunction with the annual performance review of each named executive, the Committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary, targets for payments under the annual incentive plan, special bonuses and long-term equity incentive awards. The Committee also reviews the analyses and recommendations of our human resources department and of our executive compensation consultants, and approves the recommendations with modifications as deemed appropriate by the Committee. To determine market competitive pay levels for the named executives, the human resources department, with the assistance of our compensation consultants, conducts an analysis of market practices based on published survey data and on the compensation practices of publicly-traded companies comparable to CallWave (“Compensation Peer Group”). Each element of the compensation mix, as well as the total direct compensation provided, is compared against the market data. The Compensation Peer Group is periodically reviewed by the Committee. The Compensation Peer Group consists of companies against which the Committee believes that we compete in the market for executive talent. The Committee reviews factors such as industry, annual revenues and market capitalization in making their selection. The Compensation Peer Group consists of a sample of companies from the following:

•	Direct competitors;

•	Other companies in the software industry; and

•	Companies within a similar total revenue band.

Because we compete aggressively with both large and middle market companies in the market for executive talent, the Committee generally sets total direct compensation (i.e., base salary, semi-annual cash incentives and value of long-term equity incentives) for the named executives around the 50th percentile of the market data. The allocation between cash and non-cash compensation is based on the market practices of the Compensation Peer Group.

What Our Compensation Program is Designed to Reward

Our executive compensation program is designed primarily to reward the achievement of certain financial and stock price performance goals and metrics which we believe are the best indicators of the success of our business. Since we believe that a growing, profitable company creates shareholder value, the design of our executive compensation program emphasizes the achievement of various measures of profitability and growth.

Over the past twelve months the primary bonus drivers were launching new beta products, subscriber adoption rates and subscriber acquisition costs. We felt the adoption of our products would ultimately lead to long term shareholder value as we migrated these subscribers to paying products and services. Moving forward, the primary goals and metrics we chose for our cash bonus plan include growth in our pre-tax profit on a non-GAAP basis and growth in our business segment revenues. These performance metrics are tailored to each executive’s position and role at CallWave. For our chief executive officer, we designed our cash bonus plan to emphasize the creation of stockholder value through growth in our company-wide, pre-tax profits on a non-GAAP basis. For our other named executives, our cash bonus plan is designed to emphasize stockholder value creation through improvement in the financial performance of, and the over-achievement of financial targets relating to, the business segments or lines of business that these executives oversee and manage.

Through the use of stock options (which represent a significant portion of the executives’ potential long-term compensation and is a non-cash expense), our executive compensation program is also designed to reward growth in our stock price, which directly benefits our stockholders, and to provide incentives for the executives to remain employed with us. If CallWave’s stock price remained the same or decreased during the year, any stock options issued to our executives at the beginning of the year would have little or no current value. The value of previously granted stock options would decrease and eventually could become worthless if our stock price decreased below those options’ exercise prices. We believe this “results-oriented” program that is directly linked to our performance significantly motivates our executives to contribute to CallWave’s success.

Semi-Annual Incentive Bonuses

At the beginning of each year, the board of directors approves a set of corporate objectives that the Board believes are important to both the short-term and long-term success of the Company. Specific corporate objectives typically include revenue targets, net income targets, and corporate development milestones. The Committee establishes semi-annual bonus targets for the chief executive officer. At the beginning of each year, the Committee evaluates the Company’s performance against the stated corporate objectives for the previous year. At this time, the Committee determines the amount of the chief executive officer’s bonus based on the established bonus targets and a subjective assessment by the Committee of his progress toward achieving the established goals. Bonuses are generally paid semiannually for services rendered during the prior six-month period.

Name	Amount Payable Under Plan at 100% ($)	Amount Approved by Compensation Committee ($)
David Hofstatter (1)	180,000	90,000
Mark Stubbs	84,000	42,000
David Trandal	57,010	28,505
Colin Kelley	62,430	31,215
David Giannini	62,430	31,215

(1)	Mr. Hofstatter’s employment with the Company was terminated on August 20, 2007.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options, allows the named executives to share in any appreciation in the value of our common stock. The Committee believes that equity participation aligns executive interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications software industry, as well as a broader group of companies of comparable size. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant as well as the Company’s performance and the performance of the individual executive against the established goals.

Stock options are typically granted once each year for our named executives. The Committee reviews management’s recommendations for option grants to named executives, excluding the chief executive officer, and makes its own independent determination of the option grants with respect to all named executives based on the criteria described above. The annual stock option awards vest over a period of four years from the date of the grant and expire not more than ten (10) years after the date of grant. The per share exercise price for the annual grants is set at the per share closing trading price of the Company’s common stock on the date of grant.

Chief Executive Officer Compensation

Consistent with the Company’s compensation policy set forth above, the Committee set our Chief Executive Officer’s base salary for 2008 at $300,000. The Committee believes that this level of compensation is consistent with the range of salary and bonus levels received by chief executive officers in companies in the telecommunications software industry and other comparable companies.

Change in Control Agreements

For each of the named executives, the board of directors has approved a Change in Control Agreement (“CIC”) with the Company. All CIC agreements of the named executives are substantially the same, providing cash severance, accelerated vesting of certain previously granted, unvested, equity-based compensation and continuation of benefits coverage.

The CIC agreements of the named executives are “double trigger” agreements, which means that the payment of cash severance, accelerated vesting of previously granted equity-based compensation and continuation of benefits require both (1) a “change in control” of CallWave and (2) the termination of a named executive’s employment by the Company without “cause” or the resignation of the Named Executive for “good reason” within 24 months following a change in control. The terms “change in control,” “good reason,” and “cause” are defined in the CIC agreements. Upon being triggered, the CIC agreements provide for the following:

•	Payment equal to 12 months (24 months in the case of the chief executive officer) times the base monthly salary of the named executive at the date of termination;

•	Payment of target bonuses at the rate in effect as of the date of termination;

•	Immediate vesting of any unvested equity compensation; and

•	Continuation of health benefits for a period of 12 months (24 months in the case of the chief executive officer) from the date of termination.

Potential Payments Upon Termination

Mr. Cavins has an arrangement to receive twelve (12) months base salary, accelerated vesting of previously granted, unvested, equity-based compensation, and continuation of health benefits for twelve (12) months following termination without cause or resignation for good reason. All other named executives have arrangements to receive six (6) months base salary, continuation of health benefits for six (6) months, and six

(6) months of accelerated vesting of all equity based compensation if they are terminated without cause or resign for good reason. Other than these arrangements and the CIC agreements described above, we have no plans or arrangements in respect of remuneration received or that may be received by our named executives to compensate such officers in the event of termination of employment or a change of responsibilities following a change in control, where the value of such compensation exceeds $10,000 per named executive.

Broad-Based Benefits Programs

These benefits include health, dental, vision, disability and life insurance, healthcare and dependent care savings accounts, paid vacation time and company contributions to a 401(k) profit-sharing retirement plan. Benefits are provided to all employees in accordance with practices within the marketplace and are a necessary element of compensation in attracting and retaining employees.

Nonqualified Deferred Compensation

We currently do not offer a deferred compensation plan.

Retirement Plans

We have no defined benefit pension plans or supplemental retirement plans for executives.

Equity Grants

It has been our practice to use the date the board of directors approves grants of equity based compensation for purposes of establishing the exercise price of such equity grants awarded to the named executives. In all instances, the exercise price for equity grants is set at the closing price of the company’s common stock on the grant date. We have a policy of generally granting stock options on preset dates. We do not grant stock options in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on stock option grant dates. Because we believe stock options are an important part of our compensation program, we generally grant options on an annual basis to key employees (other than newly hired employees), including our executive officers.

We do not believe that the accounting values of our stock option grants reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table are an accurate measure of the compensation received by our executives. We believe our executives are motivated by the appreciation in our stock price through the use of stock options and not by the accounting values of the stock options as measured by FAS 123R. We believe the intrinsic values (i.e, the amount by which our stock price exceeds the exercise price) of unexercised stock options is a better indicator of their true value and worth to our executives and therefore the incentive value of the options. For example, while we report the accounting values of the stock option grants in the Grants of Plan-Based Awards Table, our executives do not realize these amounts in any tangible way when the options are granted. Our executives only realize benefits from their stock options to the extent our stock price exceeds the option exercise price when they exercise their vested stock options.

Tax Considerations

The Committee’s compensation strategy is to be cost and tax effective. Therefore, the Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

Summary Compensation Table for Fiscal Year 2007

The following table sets forth information concerning compensation paid or accrued to our chief executive officer, our chief financial officer and the other three named executives for fiscal year 2007.

Name	Fiscal Year	Salary ($)	Bonus ($) (2)	Option Awards ($) (3)	Equity Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
David Hofstatter (1)	2007	300,000	90,000	270,381	—	—	—	1,000	661,381
Chief Executive Officer
Mark Stubbs	2007	206,538	42,000	48,825	—	—	—	2,000	299,363
Chief Financial Officer
David Trandal	2007	190,033	28,505	30,203	—	—	—	1,000	249,741
VP Operations
David Giannini	2007	208,100	31,215	68,513	—	—	—	1,000	308,828
VP Engineering
Colin Kelley	2007	208,100	31,215	61,509	—	—	—	1,000	301,824
Chief Technology Officer

(1)	Mr. Hofstatter’s employment with the Company was terminated on August 20, 2007.
(2)	Discretionary bonus.
(3)	The amount in this column reflects the expense recognized in our fiscal year 2007 financial statements in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123R”) related to options granted to named executives. CallWave’s stock options are not currently transferable, and the actual value of the stock options that a named executive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance that the value realized by the named executive will be at or near the value estimated by the Black-Scholes pricing model. The inputs used to calculate the fair value of awards under the Black-Scholes pricing model are disclosed in the CallWave’s Form 10-K for the fiscal year ended June 30, 2007, filed on September 12, 2007.
(4)	All Other Compensation includes matching contributions under the 401(k) Plan.

Grants of Plan-Based Awards During Fiscal Year 2007

The following table sets forth information concerning grants of plan-based awards to our named executives during fiscal year 2007.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Numbers of Shares of Stock or Units (#)	All Other Option Awards: Numbers of Shares of Stock Awards (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($) (2)
		Threshold ($)	Target ($)	Maximum ($)
David Hofstatter (1)	8/14/2006	—	—	—	—	50,000	3.30	75,910
Mark Stubbs	8/14/2006	—	—	—	—	150,000	3.30	227,730
Mark Stubbs	1/31/2007	—	—	—	—	50,000	3.09	73,695
David Trandal	8/14/2006	—	—	—	—	95,000	3.30	144,229
David Giannini	8/14/2006	—	—	—	—	50,000	3.30	75,910
Colin Kelley	8/14/2006	—	—	—	—	30,000	3.30	45,546

(1)	Mr. Hofstatter’s employment with the Company was terminated on August 20, 2007.
(2)

Option awards represents the Black-Scholes fair value of the awards on the grant date in accordance with SFAS No. 123R without regard to estimated forfeitures. The amounts expensed in CallWave’s financial statements include an estimated forfeiture rate. These grants will be expensed over their vesting terms.

CallWave’s stock options are not currently transferable, and the actual value of the stock options that a named exeuctive may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. There is no assurance that the value realized by the named executive will be at or near the value estimated by the Black-Scholes pricing model. The inputs used to calculate the fair value of awards under the Black-Scholes pricing model are disclosed in the CallWave’s Form 10-K for the fiscal year ended June 30, 2007, filed on September 12, 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table contains information concerning unexercised stock options for each of the named executives as of June 30, 2007.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David Hofstatter (1)	100,000	20,000	2.75	2/25/2014	(2)
	30,000	30,000	5.93	6/16/2010	(2)
	167,499	192,501	4.33	4/7/2016	(3)
	6,250	43,750	3.30	8/14/2011	(2)
Mark Stubbs	31,249	118,751	3.30	8/14/2011
	—	50,000	3.09	1/31/2012
David Trandal	15,000	3,000	2.50	2/25/2014
	19,791	75,209	3.30	8/14/2011
David Giannini	27,000	—	2.50	4/24/2010
	33,000	—	1.67	4/24/2011
	12,000	—	2.50	2/10/2013
	30,000	6,000	2.50	2/25/2014
	22,916	27,084	4.56	8/12/2009
	20,833	29,167	3.80	10/12/2010
	6,250	43,750	3.30	8/14/2011
Colin Kelley	58,400	—	1.50	3/13/2010
	8,400	—	1.67	11/1/2011
	6,750	—	2.50	2/18/2013
	18,750	3,750	2.50	2/25/2014
	22,916	27,084	4.56	8/12/2010
	20,833	29,167	3.80	10/12/2010
	3,750	26,250	3.30	8/14/2011

(1)	Mr. Hofstatter’s employment with the Company was terminated on August 20, 2007.
(2)	Due to Mr. Hofstatter’s termination, the expiration date changed to November 18, 2007.
(3)	Due to Mr. Hofstatter’s termination, the expiration date changed to August 20, 2010. All shares were fully vested as of August 20, 2007.

Option Exercises and Stock Vested During Fiscal Year 2007

There were no exercises of stock options by named executives during fiscal year 2007. We do not issue restricted stock units.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with CallWave’s management as required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended June 30, 2007, for filing with the SEC.

The Compensation Committee of the board of directors of CallWave, Inc.

Peter V. Sperling, Chair

Osmo Hautanen

Jerry Murdock

OTHER INFORMATION

Performance Graph

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on September 30, 2004, the date our shares began trading, and ending on June 30, 2007 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market and the Nasdaq Telecommunications Index during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during the fiscal year ended June 30, 2007, were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $120,000 and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Our Code of Conduct and Ethics outlines the principles, policies and values that govern the activities of our company and it applies to all of our directors, officers and employees. Our Code of Conduct and Ethics outlines our policy on conflicts of interest.

A conflict of interest exists any time directors, officers or employees face a choice between what is in their personal interest (financial or otherwise) and the interest of our company. A conflict of interest also exists when a director, officer or employee takes actions or has interests that make it difficult to perform effectively his or her duties on behalf of our company.

Our Code of Conduct and Ethics requires our directors, officers and employees to fully disclose any actual or perceived conflicts of interest. Annually, our directors and officers are required to complete a questionnaire and disclose, among other things, any conflicts of interest or related party transactions.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the board of directors has furnished the following report:

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is publicly available on the Company’s website at www.callwave.com. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent auditors. In fulfilling its responsibilities for the financial statements for fiscal year 2007, the Audit Committee periodically:

•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2007 with management and Mayer Hoffman McCann P.C., our Independent Registered Public Accounting Firm;

•

discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the scope and results of the audit, including with respect to (i) their responsibilities under generally accepted auditing standards; (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant accounting adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit; and

•

received written disclosures and the letter from Mayer Hoffman McCann P.C. regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Mayer Hoffman McCann P.C. that firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Each of the directors who serves on the Audit Committee is “independent,” within the meaning of the rules of Nasdaq and meets the financial literacy and expertise requirements of Nasdaq and regulations promulgated by the SEC. The Audit Committee has adopted a written charter. A copy of the Audit Committee’s written charter is publicly available on the Company’s website at www.callwave.com. During fiscal 2007, the Audit Committee met six (6) times.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Mayer Hoffman McCann P.C., the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

Members of the Audit Committee of the Board of Directors of CallWave, Inc.

Raj Raithatha, Chair Jeffrey O. Henley Osmo Hautanen

ELECTION OF DIRECTORS

(Proposal No. 1)

On October 19, 2007 the board of directors nominated for election as directors at our 2007 Annual Meeting of Stockholders the following:

Nominees for Election

Peter V. Sperling (Chairman)	Director since 1999
Jeffrey Cavins	Director since 2007
David S. Trandal	Director since 1998
Jerry Murdock	Director since 2004
Raj Raithatha	Director since 2006
Osmo A. Hautanen	Director since 2006
Jeffrey O. Henley	Director since 2004

A plurality of the shares voted affirmatively at the annual meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of All Of The Above As Directors, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee has appointed Mayer Hoffman McCann P.C., An Independent Registered Public Accounting Firm, to audit our financial statements for the fiscal year ending June 30, 2008. The board of directors proposes that the stockholders ratify this appointment. Mayer Hoffman McCann P.C. audited our financial statements for the fiscal year ended June 30, 2007. We expect that representatives of Mayer Hoffman McCann P.C. will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. Ernst & Young LLP audited our financial statements for the fiscal years ending June 30, 2002 through 2006.

On October 10, 2006, Mayer Hoffman McCann P.C., was engaged as our new principal independent accountants to audit our financial statements for the fiscal year ended June 30, 2007. The Audit Committee approved the engagement of Mayer Hoffman McCann P.C., after conducting a review of candidate accounting firms and made the decision to engage Mayer Hoffman McCann P.C.

The reports of our former auditors, Ernst & Young, LLP (“Ernst & Young LLP”), on our financial statements for fiscal years ended June 30, 2005 and June 30, 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended June 30, 2005, Ernst & Young LLP and Company management had a disagreement regarding whether to use “sell-through” or “sell-in” accounting treatment for the shipment of certain products. That matter was resolved to the satisfaction of Ernst & Young LLP. Except for the foregoing, during our fiscal years ended June 30, 2005 and June 30, 2006, we had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved in satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject of that disagreement in its reports on our financial statements for those fiscal periods.

During our fiscal year ended June 30, 2005, Ernst & Young LLP advised us of “significant deficiencies” in internal controls by reason of there being limited documentation that our finance department had considered elements of new transactions that may affect the reporting of those transactions, and because we may be relying too significantly on its income tax preparer in calculating our tax provision. The Company subsequently implemented a new transaction approval process that included earlier finance department participation in new transactions, and engaged an additional consultant to assist with the calculation of our tax provision. Ernst & Young LLP advised us that with respect to our fiscal year ended June 30, 2006, we had a “significant deficiency” in internal controls that should be addressed by hiring additional staff with the capability to understand the accounting consequences of unusual terms and conditions that arise in employment arrangements. The Company believes that its new Controller, who commenced employment after the end of that fiscal year, provides that capability. Except for the foregoing, during the fiscal years ended June 30, 2005 and June 30, 2006, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We previously disclosed the dismissal of Ernst & Young LLP and the appointment of Mayer Hoffman McCann P.C., in a Form 8K filed with the SEC on October 16, 2006. We provided to Ernst & Young LLP a copy of the disclosures made herein, which are the same disclosures that were included in that Form 8K and requested Ernst & Young LLP furnish us a letter addressed to the SEC stating whether or not it agrees with the statements herein. Ernst & Young LLP previously provided us that letter, a copy of which was filed with the SEC as an exhibit to that Form 8K.

During the two most recent fiscal years and the interim period preceding the engagement of Mayer Hoffman McCann P.C., the Company did not consult with Mayer Hoffman McCann P.C., regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and Mayer Hoffman McCann P.C., did not provide a written report or oral advice to the Company which Mayer Hoffman McCann P.C., concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304(a)(1)(iv) and (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of our annual financial statements for the year ended June 30, 2007, by Ernst & Young LLP for the year ended June 30, 2006, and fees billed for other services rendered by Mayer Hoffman McCann P.C. or Ernst & Young LLP during those periods.

	2007	2006
Audit fees (1)	$217,308	$445,070
Audit related fees (2)	—	—
Tax fees (3)	—	19,260
All other fees (4)	—	—

Total	$217,308	$464,330

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and our public offering of common stock.
(2)	Audit related fees consisted principally of fees for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.
(3)	Tax fees consist principally of assistance with matters related to U.S. tax planning as well as tax compliance and reporting.
(4)	All other fees consisted principally of those associated with services not captured in the other categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, which apply to us as of the date of our initial public offering, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements and includes fees in the areas of tax compliance, tax planning and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditors, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the Audit Committee’s appointment of the independent public accountants.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of Mayer Hoffman McCann P.C., An Independent Registered Public Accounting Firm, As Our Independent Auditors, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. The text of the code of conduct and ethics will be made available to stockholders without charge, upon request, in writing to the chief financial officer at 136 W. Canon Perdido, Suite A, Santa Barbara, California 93101, and is available on our website at www.callwave.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five (5) business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the SEC and the Nasdaq Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.callwave.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, 136 W. Canon Perdido Street, Suite A, Santa Barbara, California 93101.

By Order of the Board of Directors

/s/ DAVID S. TRANDAL
DAVID S. TRANDAL
Secretary

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

CALLWAVE, INC.

TO BE HELD ON DECEMBER 14, 2007

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

Know all Men by These Presents, that the undersigned stockholder of CallWave, Inc., constitutes and appoints Jeffrey Cavins and Mark Stubbs, or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place, and stead of the undersigned at the Annual Meeting of the Stockholders of CallWave, Inc., to be held at the Company’s headquarters, located at 136 W. Canon Perdido Street, Suite A, Santa Barbara, California 93101, on December 14, 2007, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof, upon the following matters (which are more fully explained in the accompanying Proxy Statement):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

1.	Election of directors to serve until the 2008 annual meeting of stockholders	Nominee: 1. Peter V. Sperling 2. Jeffrey Cavins 3. David S. Trandal 4. Jerry Murdock 5. Raj Raithatha 6. Osmo A. Hautanen 7. Jeffrey O. Henley	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees	☐ FOR all except
(Instructions: To withhold authority to vote for any individual Nominee(s), mark “FOR all except” and write the nominee’s number in the box provided to the right.)

2.	To ratify the selection of Mayer Hoffman McCann P.C. as Corporation’s independent auditors for the fiscal year ending June 30, 2008		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.